Exhibit 99.1

GREGG APPLIANCES ANNOUNCES TENDER OFFER AND CONSENT SOLICITATION FOR ITS OUTSTANDING 9% SENIOR NOTES DUE 2013

Indianapolis – June 26, 2007 – Gregg Appliances, Inc. (“Gregg Appliances”) announced today that it commenced a tender offer for cash to purchase any and all of the $111,205,000 outstanding aggregate principal amount of its 9% Senior Notes due 2013. In connection with the tender offer, Gregg Appliances is soliciting consents to effect certain proposed amendments to the indenture governing the 9% Senior Notes. The tender offer and consent solicitation are being made pursuant to an Offer to Purchase and Consent Solicitation Statement dated June 26, 2007, and a related Consent and Letter of Transmittal, which more fully set forth the terms and conditions of the tender offer and consent solicitation.

As described in the Offer to Purchase and Consent Solicitation Statement, the total consideration to be paid for each $1,000 principal amount of 9% Senior Notes validly tendered and accepted for purchase will be determined using a yield equal to a fixed spread of 50 basis points plus the bid-side yield to maturity of the 4.875% U.S. Treasury Note due January 31, 2009. The total consideration includes a consent payment of $30 per $1,000 principal amount of 9% Senior Notes payable only to holders who tender (and do not validly withdraw) their 9% Senior Notes and validly deliver (and do not validly revoke) their consents prior to the consent payment deadline. Holders who tender (and do not validly withdraw) their 9% Senior Notes after the consent payment deadline but before the expiration date will be eligible to receive the tender offer consideration, which is the total consideration minus the consent payment. Holders who tender (and do not validly withdraw) their 9% Senior Notes will receive the accrued and unpaid interest on such 9% Senior Notes to, but not including, the applicable payment date in connection with the tender offer. The consent payment deadline is scheduled to be 5:00 p.m., New York City time, on July 10, 2007, unless terminated or extended.

The tender offer is scheduled to expire at midnight, New York City time, on July 24, 2007, unless terminated or extended.

The proposed amendments to the indenture governing the 9% Senior Notes would eliminate most of the indenture’s restrictive covenants and certain events of default and related provisions and would significantly amend certain other provisions contained in the indenture. Adoption of the proposed amendments requires the consent of the holders of a majority of the aggregate principal amount of the 9% Senior Notes outstanding. Holders who tender their 9% Senior Notes will be required to consent to the proposed amendments and holders may not deliver consents to the proposed amendments without tendering their 9% Senior Notes in the tender offer. Tendered 9% Senior Notes may be withdrawn and consents may be revoked at any time prior to the withdrawal deadline, but not thereafter.

The tender offer is conditioned upon, among other things, (a) the receipt of tendered 9% Senior Notes from the holders of at least a majority of the aggregate principal amount of the 9% Senior Notes outstanding, (b) the receipt of consents to the proposed amendments from the holders of at least a majority of the aggregate principal amount of the 9% Senior Notes outstanding, (c) the consummation of the initial public offering of hhgregg, Inc. (“hhgregg”) resulting in gross proceeds to hhgregg of at least $50 million, (d) the consummation of a corporate reorganization whereby Gregg Appliances will become a wholly owned subsidiary of hhgregg, and (e) the closing of the debt refinancing of Gregg Appliances, whereby Gregg Appliances will amend or amend and restate its existing $75 million revolving credit facility, to among other things, increase the amount of the facility to $100 million, and enter into a new $100 million term loan B.

Gregg Appliances expressly reserves the right, in its sole discretion, subject to applicable law to: (a) terminate prior to the expiration date any tender offer and consent solicitation and not accept for payment any 9% Senior Notes not theretofore accepted for payment; (b) waive on or prior to the expiration date any and all of the conditions of the tender offer and the consent solicitation; (c) extend the expiration date; and (d) amend the terms of the tender offer or consent solicitation. The foregoing rights are in addition to its right to delay acceptance for payment of 9% Senior Notes tendered under the tender offer or the payment for 9% Senior Notes accepted for payment in order to comply in whole or in part with any applicable law, subject to Rule 14e-l(c) under the Securities Exchange Act of 1934, as amended, to the extent applicable, which requires that an offeror pay the consideration offered or return the securities deposited by or on behalf of the holders thereof promptly after the termination or withdrawal of the tender offer.

Wachovia Securities is acting as exclusive dealer manager and solicitation agent for the tender offer and the consent solicitation. The information agent and tender agent for the tender offer is Global Bondholder Services Corporation. Questions regarding the tender offer and consent solicitation may be directed to Wachovia Securities’ Liability Management Group, telephone number 866-309-6316 (toll free) and 704-715-8341 (call collect). Requests for copies of the Offer to Purchase and Consent Solicitation Statement and related documents may be directed to Global Bondholder Services Corporation, telephone number (866) 470-4500 (toll free) and (212) 430-3774 (call collect).

This announcement is not an offer to purchase, a solicitation of an offer to sell, or a solicitation of consents with respect to the 9% Senior Notes nor is this announcement an offer to sell or solicitation of an offer to purchase new securities. The tender offer and consent solicitation are made solely by means of the Offer to Purchase and Consent Solicitation Statement and the related Consent and Letter of Transmittal.

A registration statement relating to the securities of hhgregg has been filed with the Securities and Exchange Commission but has not yet become effective. hhgregg will become the parent of Gregg Appliances prior to the consummation of this tender offer. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective.

About Gregg Appliances

Gregg Appliances is a leading specialty retailer of consumer electronics, home appliances, mattresses and related services. It operates under the hhgregg(R) and Fine Lines(R) brands in 79 stores in Alabama, Georgia, Indiana, Kentucky, North Carolina, Ohio, South Carolina and Tennessee.

Safe Harbor Statement

The following is a Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This press release includes forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about the expectations, beliefs, plans, objectives, assumptions or future events or performance of Gregg Appliances are forward-looking statements.

Gregg Appliances has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Gregg Appliances believes these expectations, assumptions, estimates and projections are reasonable, these forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond its control. These and other important factors may cause Gregg Appliances’ actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Some of the key factors that could cause actual results to differ from Gregg Appliances’ expectations are: changes in consumer preferences; its ability to effectively manage and monitor its operations, costs and service quality; competition in existing, adjacent and new markets; its reliance on a small number of suppliers; rapid inflation or deflation in core product prices; the failure of manufacturers to introduce new products and technologies; customer acceptance of new technology; its dependence on our key management personnel and its ability to attract and retain qualified sale’s personnel; its ability to negotiate with its suppliers to provide product on a timely basis at competitive prices; the identification and acquisition of suitable sites for its stores and the negotiation of acceptable leases for those sites; the effect of general and regional economic and employment conditions on its net sales; fluctuation in seasonal demand; its ability to maintain its rate of growth and penetrate new geographic areas; its ability to locate suitable new store sites; its ability to obtain additional financing and maintain its credit facilities; its ability to maintain and upgrade its information technology systems; the effect of a disruption at our central distribution centers; changes in cost for print, radio and television advertising; and changes in trade regulations, currency fluctuations and prevailing interest rates.

Other factors that could cause actual results to differ from those implied by the forward-looking statements in this press release are more fully described in the “Risk Factors” section and elsewhere in Gregg Appliances’ Form 10-K filed with the SEC on June 26, 2006. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. Gregg Appliances does not undertake, and specifically declines, any obligation to update any of these statements or to publicly announce the results of any revisions to any of these statements to reflect future events or developments.